UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 9, 2014 (December 8, 2014)

ANDES 2 Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55239	47-1201309
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

6803, The Center

99 Queens Road, Central, Hong Kong

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(852) 6771 3527

(ISSUER TELEPHONE NUMBER)

16192 Coastal Highway

Lewes, DE 19958

_______________________________________________________________________________

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2014, the sole officer and director of the registrant ("ANDES 2 Inc." or the “Company”), Richard Chiang, entered into a Share Purchase Agreement (the “SPA”) pursuant to which he sold an aggregate of 10,000,000 shares of his shares of the Company’s common stock to Expert Capital Investments Limited for an aggregate purchase price of $40,000. These shares represent 100% of the Company’s issued and outstanding common stock. Effective upon the closing date of the SPA Expert Capital Investments Limited became the sole stockholder of the Company. The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the SPA which is filed as exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference. We conducted the offering in reliance upon the exemption from registration provided by Section 4(2) and/or Rule 506 of Regulation D under the Securities Act.

Item 5.01 Change in Control of Registrant.

Reference is made to the disclosure made under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2014, following the execution of the SPA and in accordance with its terms, Richard Chiang resigned as the sole Director of the Company's Board of Directors and Expert Capital Investments Limited elected Curtis Riley to be the sole Director of the Company's Board of Directors. Immediately following the election of Mr. Riley as the Director, Mr. Riley, acting as the sole Director of the Company, appointed himself as Chairman of the Board of Directors, President, Chief Financial Officer and Secretary.

Biographical Information for Curtis Riley

Curtis Riley, age 53, President, Chief Financial Officer, Chairman of the Board of Directors and Secretary

Mr. Riley is a director of Expert Capital Investments Limited in Hong Kong. He began his career in 1983 as an Account Executive with IBM, a multinational technology firm selling computer hardware and software. From 1983 to 1989 he was employed by IBM and from 1989 to 1992 he continued his work in the technology industry as a Senior Account Executive for Electronic Data Systems Inc. From 1995 to 2000, Mr. Riley worked in IT outsourcing for several IT firms. He became a Sales Director for Commerce One Inc. in 2000 to 2001 where he sold e-commerce solutions to corporate customers. Mr. Riley was a Sales Executive for the Enterprise Solutions Group at Yahoo from 2001 to 2002. He began working on outsourcing transactions between US, China and India as an Executive Vice President for Source2China from 2003 to 2007. He continued his employment with firms specializing in outsourcing from 2007 to 2009. Mr. Riley was also a Director of Business Development under the Risk SAAS division of NEC Corporation from 2009 to 2010, as VP of Business Development for Allsec Technologies in 2011 to 2012. In addition to serving as a director of Expert Capital Investments Limited, Mr. Riley is currently an Executive Director of Global Channels for gen-E Technologies, and IT process automation software company actively engaged with Fortune 500 clients and large offshore partners, and a Managing Partner for Cayman Capital Partners Ltd, an investment company facilitating partnerships in technology, film, food & beverage and oil & gas. We believe that Mr. Riley's experience as an executive involved with international business transactions will be of importance to the Company's future success.

Mr. Riley holds a Bachelors of Science in Electrical Engineering from the University of Texas, Austin.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Share Purchase Agreement between Richard Chiang and Expert Capital Investments Limited dated December 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDES 2 Inc.

By: /s/ Curtis Riley

Name: Curtis Riley

Title: President

Dated: December 9, 2014

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